Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni Landstar System, Inc. www.landstar.com
January 31, 2013	904-398-9400

LANDSTAR SYSTEM REPORTS RECORD FOURTH QUARTER DILUTED EARNINGS PER SHARE OF $0.73

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported record diluted earnings per share of $0.73 in the thirteen week 2012 fourth quarter compared to diluted earnings per share of $0.70 in the fourteen week 2011 fourth quarter. The Company’s fiscal year ends on the last Saturday in December. As such, the Company’s 2012 fourth quarter included thirteen weeks whereas the 2011 fourth quarter included fourteen weeks. Prior to 2011, 2005 was the most recent fourth quarter to include fourteen weeks. Revenue in the 2012 fourth quarter was $691.3 million and was a record for a thirteen week fourth quarter. Revenue in the 2011 fourteen week fourth quarter was $717.5 million. Operating margin, representing operating income divided by gross profit (gross profit defined as revenue less the cost of purchased transportation and commissions to agents) was 45 percent in both the 2012 and 2011 fourth quarters.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2012 thirteen week period was $639.3 million, or 92 percent of revenue, compared to $659.3 million, or 92 percent of revenue, in the 2011 fourteen week period. Revenue hauled by rail, air and ocean cargo carriers was $36.6 million, or five percent of revenue, in the 2012 thirteen week period compared to $44.2 million, or six percent of revenue, in the 2011 fourteen week period.

Trailing twelve-month return on average shareholder’s equity was 38 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 28 percent. Landstar purchased 524,700 shares of its common stock during 2012 at an aggregate cost of $25.8 million. Currently, there are 1,992,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase programs.

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“Landstar produced solid operating results in the 2012 thirteen week period, despite inconsistent demand and a much tougher quarter over prior year quarter comparison due to fewer business days in the 2012 fourth quarter compared to the 2011 fourth quarter,” said Landstar Chairman, President and Chief Executive Officer Henry Gerkens. “Loads hauled via truck capacity in the 2012 thirteen week period were a thirteen week fourth quarter record of 361,000 loads. Average truck revenue per load in the 2012 period remained relatively high at $1,772 per load compared to revenue of $1,744 per load in the 2011 period. I estimate that the extra week in the 2011 fourteen week period contributed approximately $25 to $30 million in additional revenue. Assuming a gross profit margin equal to the gross profit margin experienced in the 2011 fourth quarter, I would estimate that the extra week contributed approximately $.05 to $.06 per diluted share in the 2011 fourth quarter. Also, favorable resolutions of various tax matters lowered the Company’s effective tax rate and contributed approximately $0.08 and $0.03 per diluted share to diluted earnings per share in the 2012 and 2011 fourth quarters, respectively.”

Gerkens continued, “The 2012 full year operating results were very good. Landstar completed the 2012 fifty-two week fiscal year with record annual revenue of $2,793 million compared to $2,649 million for the fifty-three week 2011 fiscal year and record annual diluted earnings per share of $2.77 in 2012 compared to $2.38 in 2011. Landstar also achieved one of its key financial goals as operating margin was a record 46.2 percent for the 2012 fiscal year compared to 42.4 percent for the 2011 fiscal year. Over the next three to five year period, our new goal is to push that operating margin to over 50 percent.

“In my opinion, there remains much economic uncertainty, and as such, I will not be providing specific ranges of 2013 first quarter and full year revenue and earnings projections at this time. That being said, right now I would anticipate that the 2013 first quarter results should be similar to the 2012 first quarter results.”

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Landstar will hold a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Fourth Quarter 2012 Earnings Release Conference Call.” The webcast will be available on the Company’s website through Saturday, February 2, 2013.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2011 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity

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owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2008 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

LANDSTAR SYSTEM/5

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Revenue	$2,793,420	$2,649,082	$691,256	$717,522
Investment income	1,563	1,705	378	411

Costs and expenses:
Purchased transportation	2,129,345	2,007,102	525,480	547,442
Commissions to agents	218,363	210,088	55,635	56,923
Other operating costs	22,949	28,865	5,314	6,815
Insurance and claims	37,451	42,766	9,040	8,670
Selling, general and administrative	153,566	152,907	39,650	40,655
Depreciation and amortization	27,456	25,814	6,980	6,478

Total costs and expenses	2,589,130	2,467,542	642,099	666,983

Operating income	205,853	183,245	49,535	50,950
Interest and debt expense	3,104	3,112	792	772

Income before income taxes	202,749	180,133	48,743	50,178
Income taxes	72,968	67,188	14,765	17,546

Net income	129,781	112,945	33,978	32,632
Less: Net loss attributable to noncontrolling interest	—	(62)	—	—

Net income attributable to Landstar System, Inc. and subsidiary	$129,781	$113,007	$33,978	$32,632

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$2.78	$2.38	$0.73	$0.70

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$2.77	$2.38	$0.73	$0.70

Average number of shares outstanding:
Earnings per common share	46,698,000	47,444,000	46,468,000	46,812,000

Diluted earnings per share	46,877,000	47,524,000	46,614,000	46,939,000

Dividends paid per common share	$0.730	$0.210	$0.560	$0.055

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	Dec. 29, 2012	Dec. 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$74,284	$80,900
Short-term investments	35,528	27,944
Trade accounts receivable, less allowance of $8,650 and $6,591	408,787	368,377
Other receivables, including advances to independent contractors, less allowance of $4,657 and $5,384	55,278	53,263
Deferred income taxes and other current assets	18,067	21,308

Total current assets	591,944	551,792

Operating property, less accumulated depreciation and amortization of $158,999 and $145,804	158,953	142,146
Goodwill	57,470	57,470
Other assets	71,054	57,041

Total assets	$879,421	$808,449

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$33,647	$25,905
Accounts payable	188,981	163,307
Current maturities of long-term debt	19,016	17,212
Insurance claims	64,509	76,624
Other current liabilities	38,186	48,065

Total current liabilities	344,339	331,113

Long-term debt, excluding current maturities	95,125	115,130
Insurance claims	21,896	27,494
Deferred income taxes and other non-current liabilities	38,607	34,135

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,859,864 and 66,602,486 shares	669	666
Additional paid-in capital	173,976	165,712
Retained earnings	1,042,956	947,156
Cost of 20,411,736 and 19,882,289 shares of common stock in treasury	(839,517)	(813,684)
Accumulated other comprehensive income	1,370	727

Total shareholders’ equity	379,454	300,577

Total liabilities and shareholders’ equity	$879,421	$808,449

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Revenue generated through (in thousands):
Business Capacity Owners (1)	$1,385,046	$1,374,664	$327,937	$353,808
Truck Brokerage Carriers	1,197,876	1,052,605	311,344	305,483
Rail intermodal	73,932	75,979	18,930	21,988
Ocean and air cargo carriers	77,898	90,424	17,671	22,163
Other (2)	58,668	55,410	15,374	14,080

	$2,793,420	$2,649,082	$691,256	$717,522

Number of loads:
Business Capacity Owners (1)	806,350	808,210	190,150	206,220
Truck Brokerage Carriers	680,970	613,790	170,610	171,860
Rail intermodal	29,810	31,370	7,520	8,620
Ocean and air cargo carriers	15,390	16,440	3,630	4,290

	1,532,520	1,469,810	371,910	390,990

Revenue per load:
Business Capacity Owners (1)	$1,718	$1,701	$1,725	$1,716
Truck Brokerage Carriers	1,759	1,715	1,825	1,778
Rail intermodal	2,480	2,422	2,517	2,551
Ocean and air cargo carriers	5,062	5,500	4,868	5,166

			December 29, 2012	December 31, 2011
Truck Capacity Providers
Business Capacity Owners (1) (3)			8,010	7,871

Truck Brokerage Carriers:
Approved and active (4)			20,922	19,223
Approved			10,623	9,272

			31,545	28,495

Total available truck capacity providers			39,555	36,366

Million Dollar Agents (5)			504	504

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.

(3)	Trucks provided by Business Capacity Owners were 8,523 and 8,371 at December 29, 2012 and December 31, 2011, respectively.

(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.

(5)	Independent commission sales agents who on an annual basis generate $1 million or more of Landstar revenue.